UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2021

Dr. Foods, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56277	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, and or “The Company” refer to Dr. Foods, Inc., formerly known as “Catapult Solutions, Inc.”, a Nevada Company.

Item 8.01 Other Events.

The Company filed a Form 8-K, on August 25, 2021, to disclose an amendment filed by the Company on August 24, 2021, with the Nevada Secretary of State, to change its name to Dr. Foods, Inc., effective August 24, 2021. Within the aforementioned 8-K, the Company disclosed that, at the time, it was pending a FINRA corporate action to effect a name change to Dr. Foods, Inc., as well as a ticker symbol change.

FINRA announced, on their November 2, 2021 daily list, that the market effective date of our name change, and ticker symbol change, will be November 3, 2021. On November 3, 2021, we will begin, and have since begun, trading under the symbol DRFS. The new CUSIP number associated with our common stock, as of the market effective date of November 3, 2021, is 26140D107.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr. Foods, Inc.

Dated: November 4, 2021	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer